Exhibit 23.02

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors

Brooke Corporation:

We consent to the use of our report dated March 2, 2007, with respect to the balance sheets of Generations Bank as of December 31, 2006 and 2005, and the related statements of income, stockholder’s equity and comprehensive income (loss) for the years then ended, incorporated herein by reference, and to the reference to our firm under the heading “Experts” in the prospectus.

(signed) KPMG LLP

Kansas City, Missouri
June 13, 2007